UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 15, 2012
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Management Variable Plan Payout

On February 15, 2012, under metrics previously approved by the Compensation Committee of the Board of Directors (the “Board”), FEI Company (the “Company”) determined payments under the Company's Management Variable Plan (“MVP”) to the Company's named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for performance in 2011. The payments were calculated in accordance with the metrics disclosed by the Company in a Current Report on Form 8-K filed on December 20, 2010. The amounts payable to the named executive officers are as follows:

Named Executive Officer:	Incentive Payments Under 2011 MVP

Don R. Kania	$1,241,678
Raymond A. Link	$450,247
Benjamin Loh	$522,433
Bradley J. Thies	$288,089

Appointment of Directors

On February 17, 2012, Jami K. Nachtsheim and Homa Bahrami were elected to the Board. Ms. Nachtsheim and Ms. Bahrami were elected following nomination by the Nominating and Governance Committee of the Board. At present, neither has been designated to serve on any committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: February 22, 2012